Native American Energy Group Announces Financial Reporting Will Be Extended to Q1, 2016

FRESH MEADOWS, NY -- (Marketwired - December 30, 2015) - Native American Energy Group, Inc. (OTC PINK: NAGP) (the "Company") -- The Board of Directors of Native American Energy Group has taken a decision to resume financial reporting by the end of first quarter, 2016 (previously December 31, 2015) in consideration of additional requirements.

Joseph G. D'Arrigo, NAGP's chief executive, stated that, "The Company is working diligently in this respect and intends on providing information to the public and its shareholders regarding its compliance as soon it becomes available."

About Native American Energy Group, Inc.

Native American Energy Group, Inc. is a New York-based, energy resource development and management company.

Forward Looking Information

Other than statements of historical fact, this release may contain descriptions of the Company's expectations regarding future business activities. These forward-looking statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Accordingly, actual results may differ materially from those contemplated by the forward-looking statements.

Contact Information:
Richard Ross
Chief Communications Officer
Native American Energy Group, Inc.
+1 (718) 408-2323